UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2025
Wag! Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40764	88-3590180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2261 Market St., Suite 85056 San Francisco, California	94114
(Address of principal executive offices)	(Zip Code)
(707) 324-4219
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PET	The Nasdaq Global Market *
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PETWW	The Nasdaq Global Market *
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
*The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 31, 2025 under the symbols “PETXQ” and “PETWQ”, respectively.
Item 1.03 Bankruptcy or Receivership
As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2025, on July 21, 2025, Wag! Group Co. (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) commenced cases (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the Chapter 11 Case of Wag! Group Co. (Case No. 25-11358).
On August 29, 2025, the Bankruptcy Court entered an order confirming the First Amended Joint Prepackaged Plan of Reorganization of Wag! Group Co. and Certain of its Affiliates dated August 26, 2025 (the “Plan”), pursuant to which all shares of common stock, par value $0.0001 per share (the “Common Stock”), and other equity interests in the Company are cancelled and extinguished as of the substantial consummation of the Plan. On September 1, 2025, the Plan was substantially consummated and the Common Stock and other equity interests in the Company were cancelled and extinguished as of such date. A copy of the Plan is attached as Exhibit 2.1 to this Current Report on Form 8-K.
The following chart provides a summary of treatment of each Class of Claims and Interests (each as defined in the Plan) and an estimate of the recoveries of each Class. The treatment provided in this chart is for informational purposes only and is qualified in its entirety by Article III of the Plan.

Class	Treatment / Voting Status
Class 1 – Non-Tax Priority Claims	Unimpaired / Deemed to Accept
Class 2 – Other Secured Claims	Unimpaired / Deemed to Accept
Class 3 – Financing Agreement Claims	Impaired / Entitled to Vote
Class 4 – General Unsecured Claims	Unimpaired / Deemed to Accept
Class 5 – Interests in Subsidiary Debtors	Unimpaired / Deemed to Accept
Class 6 – Interests in Wag!	Impaired / Deemed to Reject
In connection with the Plan, all pre-bankruptcy Common Stock and all other equity interests in the Company were cancelled and extinguished.  Retriever LLC, the pre-bankruptcy secured creditor of the Debtors and the sole Class 3 claimant, was issued (i) 1,000 shares of common stock, par value $0.0001 per share, representing 100% of the equity in the reorganized Company and (ii) $5,000,000 principal amount of new notes. All other classes of creditors were unimpaired under the Plan.
The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Form 10-Q”), filed with the SEC on August 7, 2025. This information should not be viewed as indicative of future results. A copy of the Form 10-Q is filed as Exhibit 13.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

2.1	First Amended Joint Prepackaged Plan of Reorganization.
13.1	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 (incorporated by reference to WAG! Group Co.’s Form 10-Q filed on August 7, 2025).
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAG! GROUP CO.

By:	/s/ Alec Davidian
Alec Davidian
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: September 4, 2025